SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                 March 2, 2001


                       ACCEPTANCE INSURANCE COMPANIES INC.
             (Exact name of registrant as specified in its charter)


       Delaware                  1-7461                   31-0742926
(State of Incorporation) (Commission File Number)(IRS Employer Identification
                                                            Number)


      222 S. 15th Street, Suite 600 North
              Omaha, Nebraska                                  68102
   (Address of principal executive offices)                  (Zip Code)


                                 (402) 344-8800
              (Registrant's telephone number, including area code)


                                 Not applicable
          (Former name or former address, if changed since last report)



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  Item 5.  Other Events.

     (a)  The Registrant issued the following press release on March 2, 2001:





For Immediate Release

         ACCEPTANCE INSURANCE COMPANIES INC. SELLS PROPERTY AND CASUALTY
                   LINES TO INSURANCE CORPORATION OF HANNOVER

         (Omaha, Nebraska, March 2, 2001). Acceptance Insurance Companies Inc. (NYSE: AIF) announced today that it has sold the majority of its property and casualty business to Insurance Corporation of Hannover (ICH), a member of the Hannover Re group, a major worldwide reinsurer.

         John E. Martin, Acceptance president and chief executive officer, said the transaction is a logical progression in the strategic commitment the Acceptance board of directors made in December 1999 to increase the Company's focus on its crop insurance business. "During the past year we sold several property and casualty lines of business and we continue to explore opportunities to reduce our remaining property and casualty business. This sale and our previous sales make more resources available to support our crop insurance activities and give us additional flexibility to grow that business."

         Under today's agreement, ICH acquired a selected portfolio of Acceptance insurance programs managed and sold through retail and general agents. Martin noted Acceptance had worked with previous buyers of the Company property and casualty lines to assure continuity of employment for as many Acceptance associates as possible, and said ICH likewise is hiring Acceptance associates to continue their present sales and underwriting responsibilities for the programs sold today. Acceptance also will provide certain processing and claim services to ICH during a several-month transition period.

         ICH president John F. Sullivan commented, "We are enthusiastic about this transaction and the opportunity to expand our offerings in specialized property and casualty products. We are particularly happy to acquire some very talented people in the process. We will work with Acceptance to allow for an orderly and structured transition for all parties affected--employees, producers and customers."

         Acceptance Insurance Companies Inc. is an insurance holding company providing specialized crop insurance products throughout the United States. American Agrisurance, the Company's wholly owned crop insurance marketing subsidiary, is a widely recognized leader in the crop insurance industry.

         Insurance Corporation of Hannover is an insurance company providing specialized reinsurance and primary insurance products in the United States. ICH is licensed in 49 states and is rated "A" by A.M. Best Company.

Contacts:
John E. Martin
President and Chief Executive Officer
Acceptance Insurance Companies Inc.
800 228 7217

John F. Sullivan
President
Insurance Corporation of Hannover
213 613 0108

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ACCEPTANCE INSURANCE COMPANIES INC.


                                    By   /s/ J. Michael Gottschalk
                                    ___________________________________________
                                    J. Michael Gottschalk, Chief Legal Officer,
                                    General Counsel and Secretary


                                    March 12, 2001